                            ENGINEERED SUPPORT SYSTEMS, INC.
              EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

Year Ended October 31                               2003           2002           2001
---------------------------------------------------------------------------------------
NET INCOME
    Continuing operations                         $43,283        $27,666        $18,269
    Discontinued operations                           125         (4,133)           307
                                                  -------        -------        -------
       Total                                      $43,408        $23,533        $18,576
                                                  =======        =======        =======


BASIC EARNINGS PER SHARE
    Average basic shares outstanding               24,203         23,373         21,054
                                                  =======        =======        =======

    Continuing operations                           $1.79          $1.18          $0.87
    Discontinued operations                             -          (0.17)          0.01
                                                  -------        -------        -------
       Total                                        $1.79          $1.01          $0.88
                                                  =======        =======        =======

DILUTED EARNINGS PER SHARE
    Average basic shares outstanding               24,203         23,373         21,054
    Net effect of dilutive stock options (1)        1,635            941          1,770
                                                  -------        -------        -------
    Average diluted shares outstanding             25,838         24,314         22,824
                                                  =======        =======        =======

    Continuing operations                           $1.68          $1.14          $0.80
    Discontinued operations                             -          (0.17)          0.01
                                                  -------        -------        -------
       Total                                        $1.68          $0.97          $0.81
                                                  =======        =======        =======

(1) Based on the treasury stock method
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NOTE: On October 31, 2003, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.